Exhibit 99.1
NEWS RELEASE
CONTACT:
Al Galgano
952-224-6096
al.galgano@spok.com

Spok Reports Second Quarter 2026 Results
Company Generates $4.1 Million of Net Income and $9.1 Million of Adjusted EBITDA
Software Operations Bookings Up Nearly 92% From the Prior Quarter
Executes Agreement to Sell Narrowband Licenses for $8 Million

Plano, Tx. (July 29, 2026) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the second quarter ended June 30, 2026. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.3125 per share, payable on September 9, 2026, to stockholders of record on August 19, 2026.
Recent Highlights:
•Adjusted EBITDA totaled $9.1 million in the second quarter of 2026, up 22.1% from the prior year period. Second-quarter net income of $4.1 million, which included $1.5 million of severance and restructuring charges related to the previously announced strategic realignment, was down from second quarter 2025 net income of $4.6 million, which included a $0.7 million gain on the sale of one of its domain names
•Second-quarter software operations bookings totaled $9.5 million and included 14 six-figure customer contracts and 1 seven-figure customer contract
•Software revenue in the second quarter was up more than 3% from the prior year period, driven by a nearly 52% year-over-year growth in license revenue and a 53% year-over-year increase in managed services revenue
•Software backlog totaled $57.1 million at June 30, 2026, as the Company continues to focus on multi-year and managed services bookings
•Second quarter 2026 wireless average revenue per unit (ARPU) was $8.20, consistent with the prior year period
•Wireless units in service declined by 1.8% in the second quarter, an 84-basis point improvement from the first quarter decline and consistent with prior year levels
•Capital returned to stockholders in the second quarter of 2026 totaled $6.5 million
•Research and development costs totaled $3.3 million in the second quarter of 2026, supporting Spok's incorporation of Artificial Intelligence and further enhancements in the Company's industry-leading solutions

Spok.com

Exhibit 99.1
NEWS RELEASE
•Cash and cash equivalents balance of $16.6 million at June 30, 2026, and no debt
•Spok executed an agreement to sell certain narrowband spectrum licenses in its two-way paging inventory for $8 million in cash which subsequently closed on July 20, 2026

"Our focus continues to be on generating cash flow and returning capital to stockholders, while responsibly investing for future growth,” said Vincent D. Kelly, chief executive officer of Spok Holdings, Inc. “In the second quarter, we were able to deliver a nearly 92% increase in software operations bookings compared to the first quarter, a more than 3% year-over-year increase in software revenue, and an 84-basis point improvement in wireless unit attrition from the first quarter, as well as stable year-over-year wireless average revenue per unit. Additionally, we generated adjusted EBITDA totaling $9.1 million, a nearly 74% increase from the first quarter and a more than 22% increase from the prior year period.

“As part of the strategic realignment that we outlined last quarter, we completed the sale of certain of our narrowband spectrum licenses as we continue to find efficiencies within our organization and monetize our valuable asset base. We are confident that actions such as this will continue to create significant value for stockholders, while supporting both our investment in our Care Connect® Suite and our quarterly dividend, which currently represents a yield in excess of 10% for our stockholders. Additionally, Spok is actively implementing artificial intelligence to drive further operational efficiencies across the organization, with a particular focus on accelerating product development timelines, reducing time to market for new Care Connect Suite capabilities and other internal uses.

"Based on the anticipated full-year financial impact of the strategic realignment, first half software operations bookings levels and our visibility into our product sales pipeline, we are adjusting our full year 2026 financial guidance estimates for revenue, while maintaining the midpoint of our guidance for adjusted EBITDA. We now expect the midpoint for total revenue to be $136 million, while the midpoint for adjusted EBITDA remains at $30 million. The detail for this guidance is contained in the table attached to our press release," concluded Kelly.

Spok.com

Exhibit 99.1
NEWS RELEASE
Financial Highlights:

	For the three months ended June 30,			For the six months ended June 30,
(Dollars in thousands)	2026	2025	Change (%)	2026	2025	Change (%)
Revenue
Wireless revenue
Paging revenue	$16,011	$17,192	(6.9)%	$32,580	$34,799	(6.4)%
Product and other revenue	1,202	1,248	(3.7)%	2,119	2,115	0.2%
Total wireless revenue	$17,213	$18,440	(6.7)%	$34,699	$36,914	(6.0)%

Software revenue
License	$3,632	$2,394	51.7%	$4,994	$5,025	(0.6)%
Professional services - projects	2,768	3,831	(27.7)%	6,096	8,302	(26.6)%
Professional services - managed services	2,332	1,520	53.4%	4,391	2,835	54.9%
Hardware	128	376	(66.0)%	314	697	(54.9)%
Maintenance and subscription	8,938	9,125	(2.0)%	17,743	18,207	(2.5)%
Total software revenue	$17,798	$17,246	3.2%	$33,538	$35,066	(4.4)%
Total revenue	$35,011	$35,686	(1.9)%	$68,237	$71,980	(5.2)%

	For the three months ended June 30,			For the six months ended June 30,
(Dollars in thousands)	2026	2025	Change (%)	2026	2025	Change (%)
GAAP
Operating expenses	$29,586	$30,294	(2.3)%	$60,368	$60,570	(0.3)%
Net income	$4,120	$4,552	(9.5)%	$6,107	$9,748	(37.4)%
Cash and cash equivalents (as of period end)	$16,592	$20,242	(18.0)%	$16,592	$20,242	(18.0)%
Capital returned to stockholders	$6,536	$6,477	0.9%	$14,494	$14,424	0.5%

Non-GAAP
Adjusted operating expenses	$27,112	$29,420	(7.8)%	$56,580	$58,780	(3.7)%
Adjusted EBITDA	$9,143	$7,489	22.1%	$14,400	$15,693	(8.2)%

Spok.com

Exhibit 99.1
NEWS RELEASE

	For the three months ended June 30,			For the six months ended June 30,
(Dollars in thousands, excluding units in service and ARPU)	2026	2025	Change (%)	2026	2025	Change (%)
Key Statistics
Wireless units in service (000's) (as of period end)	645	694	(7.1)%	645	694	(7.1)%
Wireless average revenue per unit (ARPU)	$8.20	$8.20	—%	$8.23	$8.21	0.2%
Software operations bookings(1)	$9,467	$11,661	(18.8)%	$14,406	$19,998	(28.0)%
Software backlog (as of period end)(2)	$57,108	$65,187	(12.4)%	$57,108	$65,187	(12.4)%
(1) Software operations bookings includes net new (i.e., new customers or incremental add-on sales to existing customers) sales of license, professional services, equipment, and first-year maintenance.
(2) Software backlog excludes $17.0 million and $10.1 million of contractual obligations that are deemed cancellable by the customer without significant penalty as of June 30, 2026 and 2025, respectively.
Financial Outlook:
The Company is updating its prior financial guidance and now expects the following for the full year 2026:

(Unaudited and in millions)	Current Guidance Full Year 2026		Prior Guidance Full Year 2026
	From	To	From	To
Revenue
Wireless	$67.0	$70.0	$68.0	$71.0
Software	$65.5	$69.5	$68.0	$72.0
Total Revenue	$132.5	$139.5	$136.0	$143.0

Adjusted EBITDA	$28.0	$32.0	$27.5	$32.5
2026 Second Quarter Call:
Management will host a conference call and webcast to discuss these financial results on Wednesday, July 29, 2026, at 5:00 p.m. Eastern Time. The presentation is open to all interested parties and may include forward-looking information.
Conference Call Details

Date/Time:	Wednesday, July 29, 2026, at 5:00 p.m. ET
Webcast:	https://www.webcast-eqs.com/registration/Spok_Q2_2026
U.S. Toll-Free Dial In:	877-407-0890
International Dial In:	1-201-389-0918

Spok.com

Exhibit 99.1
NEWS RELEASE
To access the call, please dial in approximately ten minutes before the start of the call. For those unable to join the live call, an OnDemand version of the webcast will be available following the call under the URL link and on the investor relations website.

* * * * * * * * *
About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Plano, Texas, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send approximately 70 million messages each month through their Spok® solutions. Spok enables smarter, faster clinical communication. For more information, visit spok.com.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation and accretion expense, impairment of intangible assets and severance and restructuring costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax benefit/expense, depreciation and accretion expense, stock-based compensation expense, impairment of intangible assets, legal costs unrelated to core business activities and non-recurring in nature, and severance and restructuring. With respect to our expectations under "Financial Outlook" above, reconciliation of adjusted EBITDA to net income is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and uncertainty with respect to certain items included in net income that are excluded from adjusted EBITDA, in particular, income tax benefit/expense, stock-based compensation expenses, impairment of intangible assets, severance and restructuring and other non-recurring expenses. These items can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot be reasonably predicted.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational, and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit

Spok.com

Exhibit 99.1
NEWS RELEASE
us to more thoroughly analyze key financial metrics used to make operational decisions and allow us to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics: non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business. We believe it is important to exclude these costs, given that they do not represent future operational costs under this strategic business plan. This allows us to assess the underlying performance of our core business under this new strategic business plan.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principle of these non-GAAP financial measures is that they exclude significant amounts that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release, and not to rely on any single financial measure to evaluate our business.
Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding our future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, our ability to manage wireless network rationalization to lower our costs without causing disruption of service to our customers; our ability to retain key management personnel and to attract and retain talent within the organization; the productivity of our sales organization and our ability to deliver effective customer support; our ability to identify potential acquisitions, finance, consummate and successfully integrate such acquisitions, and achieve the expected benefits of such acquisitions; economic conditions, such as recessionary economic cycles, the impact of trade disputes, tariffs and other trade protection measures, higher interest rates, inflation and higher levels of unemployment; risks related to our overall business strategy, including maximizing revenue and cash generation from our established businesses and returning capital to stockholders through dividends and repurchases of shares of our common stock; competition for our services and products from new technologies or those offered and/or developed from firms that are substantially larger and have much greater financial and human capital resources; continuing decline in the number of paging units we have in service with customers, commensurate with a continuing

Spok.com

Exhibit 99.1
NEWS RELEASE
decline in our wireless revenue; our ability to address changing market conditions with new or revised software solutions; undetected defects, bugs, or security vulnerabilities in our products; our dependence on the United States healthcare industry; long sales cycle of our software solutions and services; our reliance on third-party vendors to supply us with wireless paging equipment; our ability to maintain successful relationships with our channel partners; our ability to protect our rights in intellectual property that we own and develop and the potential for material litigation claiming intellectual property infringement by us; our use of open source software, third-party software and other intellectual property; our reliance on data centers and other computer systems, hardware, software and satellite networks and telecommunications systems infrastructure (collectively, "IT Systems") and technologies provided by third parties, and technology systems and electronic networks supplied and managed by third parties; cyberattacks, data breaches, system disruptions or other compromises to our or our critical third parties’ IT Systems, data, products or services; our ability to realize the benefits associated with our deferred income tax assets; future impairments of our long-lived assets or goodwill; risks related to data privacy and protection-related laws and regulation; and our ability to manage changes related to regulation, including laws and regulations affecting hospitals and the healthcare industry generally, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the six months ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025
Revenue:
Wireless	$17,213	$18,440	$34,699	$36,914
Software	17,798	17,246	33,538	35,066
Total revenue	35,011	35,686	68,237	71,980
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	6,836	7,403	14,565	14,687
Research and development	3,280	3,065	6,737	6,159
Technology operations	5,870	6,233	12,032	12,423
Selling and marketing	3,923	4,349	8,411	9,274
General and administrative	7,203	8,370	14,835	16,237
Depreciation and accretion	929	854	1,921	1,713
Severance and restructuring	1,545	20	1,867	77
Total operating expenses	29,586	30,294	60,368	60,570
% of total revenue	84.5%	84.9%	88.5%	84.1%
Operating income	5,425	5,392	7,869	11,410
% of total revenue	15.5%	15.1%	11.5%	15.9%
Interest income	222	256	396	475
Other (expense) income	(11)	734	(6)	756
Income before income taxes	5,636	6,382	8,259	12,641
Provision for income taxes	(1,516)	(1,830)	(2,152)	(2,893)
Net income	$4,120	$4,552	$6,107	$9,748
Basic net income per common share	$0.20	$0.22	$0.29	$0.48
Diluted net income per common share	$0.20	$0.22	$0.29	$0.47
Basic weighted average common shares outstanding	20,899,901	20,580,044	20,835,558	20,510,561
Diluted weighted average common shares outstanding	21,084,776	20,750,971	21,189,123	20,746,786
Cash dividends declared per common share	0.3125	0.3125	0.6250	0.6250

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	6/30/2026	12/31/2025

ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$16,592	$25,280
Accounts receivable, net	23,491	22,644
Prepaid expenses	9,878	8,909
Other current assets	671	1,051
Total current assets	50,632	57,884
Non-current assets:
Property and equipment, net	5,351	5,723
Operating lease right-of-use assets	5,327	6,477
Goodwill	99,175	99,175
Deferred income tax assets, net	34,955	36,530
Other non-current assets	171	322
Total non-current assets	144,979	148,227
Total assets	$195,611	$206,111

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,460	$3,975
Accrued compensation and benefits	5,687	7,361
Deferred revenue	30,294	30,452
Operating lease liabilities	2,360	2,676
Other current liabilities	3,505	4,645
Total current liabilities	46,306	49,109
Non-current liabilities:
Asset retirement obligations	4,955	4,902
Operating lease liabilities	3,386	4,263
Other non-current liabilities	1,097	1,458
Total non-current liabilities	9,438	10,623
Total liabilities	55,744	59,732
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	109,179	108,212
Accumulated other comprehensive loss	(1,774)	(1,756)
Retained earnings	32,460	39,921
Total stockholders' equity	139,867	146,379
Total liabilities and stockholders' equity	$195,611	$206,111

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the six months ended
	6/30/2026	6/30/2025
Operating activities:
Net income	$6,107	$9,748
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and accretion	1,921	1,713
Deferred income tax expense	1,573	2,615
Stock-based compensation	2,853	2,493
Gain on sale of domain name	—	(701)
Provisions for credit losses, service credits and other	691	539
Changes in assets and liabilities:
Accounts receivable	(1,357)	(4,415)
Prepaid expenses and other assets	(614)	(18)
Net operating lease liabilities	(43)	(6)
Accounts payable and other liabilities	(1,974)	(3,201)
Deferred revenue	(235)	523
Net cash provided by operating activities	8,922	9,290
Investing activities:
Purchases of property and equipment	(1,212)	(1,791)
Proceeds from sale of domain name	—	701
Net cash used in investing activities	(1,212)	(1,090)
Financing activities:
Cash distributions to stockholders	(14,494)	(14,424)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	184	142
Purchase of common stock for tax withholding on vested equity awards	(2,070)	(2,843)
Net cash used in financing activities	(16,380)	(17,125)
Effect of exchange rate on cash and cash equivalents	(18)	22
Net decrease in cash and cash equivalents	(8,688)	(8,903)
Cash and cash equivalents, beginning of period	25,280	29,145
Cash and cash equivalents, end of period	$16,592	$20,242
Supplemental disclosure:
Income taxes paid	$309	$114

SPOK HOLDINGS, INC.
UNITS IN SERVICE, MARKET SEGMENTS,
AND AVERAGE REVENUE PER UNIT (ARPU)
(Unaudited and in thousands)

	For the three months ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Account size ending units in service (000's)
1 to 100 units	34	35	36	37	38	39	40	41
101 to 1,000 units	107	110	112	113	116	121	120	125
>1,000 units	504	512	527	534	540	545	560	564
Total	645	657	675	684	694	705	720	730

Market segment as a percent of total ending units in service
Healthcare	83.2%	83.6%	83.6%	84.1%	85.7%	85.5%	85.6%	85.7%
Government	5.1%	5.0%	4.9%	5.0%	4.0%	4.0%	4.0%	4.1%
Large enterprise	3.7%	3.7%	3.8%	3.7%	3.8%	3.8%	3.9%	4.0%
Other(1)	8.0%	7.7%	7.7%	7.2%	6.5%	6.7%	6.5%	6.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size ARPU
1 to 100 units	$12.97	$13.21	$13.26	$12.92	$12.88	$13.04	$13.08	$12.70
101 to 1,000 units	9.91	9.95	9.97	9.83	9.72	9.64	9.60	9.19
>1,000 units	7.51	7.61	7.56	7.51	7.54	7.59	7.50	7.33
Total	$8.20	$8.29	$8.26	$8.19	$8.20	$8.24	$8.16	$7.95

(1) Other includes hospitality, resort and indirect units

RECONCILIATION OF ADJUSTED OPERATING EXPENSES
(Unaudited and in thousands)

	For the three months ended		For the six months ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025
Operating expenses	$29,586	$30,294	$60,368	$60,570
Add back:
Depreciation and accretion	(929)	(854)	(1,921)	(1,713)
Severance and restructuring	(1,545)	(20)	(1,867)	(77)
Adjusted operating expenses	$27,112	$29,420	$56,580	$58,780

RECONCILIATION OF ADJUSTED EBITDA
(Unaudited and in thousands)

	For the three months ended		For the six months ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025
Net income	$4,120	$4,552	$6,107	$9,748
Add back:
Provision for income taxes	1,516	1,830	2,152	2,893
Other (expense) income	11	(734)	6	(756)
Interest income	(222)	(256)	(396)	(475)
Depreciation and accretion	929	854	1,921	1,713
EBITDA	$6,354	$6,246	$9,790	$13,123
Adjustments:
Stock-based compensation	1,244	1,223	2,673	2,493
Severance and restructuring	1,545	20	1,867	77
Legal costs unrelated to core business activities and non-recurring in nature	$—	$—	$70	$—
Adjusted EBITDA	$9,143	$7,489	$14,400	$15,693